Exhibit 5.1

Babak Yaghmaie
T: 212 479 6556
byaghmaie@cooley.com
April 1, 2019
MongoDB, Inc.
1633 Broadway, 38th Floor
New York, NY 10019
Re: Registration on Form S-8
Ladies and Gentlemen:
We have acted as counsel to MongoDB, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission, covering the offering of up to (a) 3,225,850 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A 2016 EIP Shares”) issuable pursuant to the Company’s 2016 Equity Incentive Plan and (b) 543,218 shares of Class A Common Stock, par value $0.001 per share (together with the Class A 2016 EIP Shares, the “Shares”) issuable pursuant to the Company’s 2017 Employee Stock Purchase Plan (together with the Company’s 2016 Equity Incentive Plan, as amended, the “Plans”).
In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

MongoDB, Inc.
April 1, 2019
Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP
By:    /s/Babak Yaghmaie____________
Babak Yaghmaie